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                                                                    EXHIBIT 99.1

P R O X Y
                                     PROXY
                                  MIZAR, INC.
The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Mizar, Inc. (the "Company") to be held on __________, 1998, at 10:00 a.m., local time, and the Proxy Statement/Prospectus in connection therewith, and (b) appoints Sam K. Smith and Charles D. Brockenbush, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company (the "Common Stock") standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:
1. Proposal to issue up to 8,440,891 shares of Common Stock to former shareholders of Loughborough Sound Images Ltd., a company registered in England and Wales ("LSI"), pursuant to the Share Purchase Agreement, dated November 17, 1997, between the Company and LSI.
                [_] FOR         [_] AGAINST         [_] ABSTAIN
2. Proposal to amend the Mizar Stock Option Plan (the "Plan") to increase the number of shares of Common Stock issuable upon exercise of options granted under the Plan from 2,177,500 to 2,427,500.
                [_] FOR         [_] AGAINST         [_] ABSTAIN
3. Proposal to amend the Certificate of Incorporation of the Company to change the Company's corporate name to "Blue Wave Systems Inc."
                [_] FOR         [_] AGAINST         [_] ABSTAIN
4. Proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 25 million to 50 million.
                [_] FOR         [_] AGAINST         [_] ABSTAIN
5. Election of Directors.
                [_] FOR  nominees listed below except as otherwise marked

                [_] WITHHOLD AUTHORITY to vote for all nominees listed below

        Simon Yates; David Irwin; Sam Smith; Rob Shaddock and John Forrest

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.


6. To transact such other business as may come before the Annual Meeting.
                [_] FOR         [_] AGAINST         [_] ABSTAIN
  If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SET FORTH ON THE REVERSE SIDE.



P R O X Y

  The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                               Dated: _________________________

                                               --------------------------------
                                                          Signature

                                               --------------------------------
                                                 (Signature if held jointly)
                                               Please date the proxy and sign
                                               your name exactly as it appears
                                               hereon. Where there is more
                                               than one owner, each should
                                               sign. When signing as an
                                               attorney, administrator,
                                               executor, guardian or trustee,
                                               please add your title as such.
                                               If executed by a corporation,
                                               the proxy should be signed by a
                                               duly authorized officer. Please
                                               sign the proxy  and return it
                                               promptly whether or not you
                                               expect to attend the meeting.
                                               You may nevertheless vote in
                                               person if you do attend.